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                                                                   EXHIBIT 10.14


                            [SUNOCO, INC. LETTERHEAD]



[SUNOCO, INC. LOGO]



                          CRUDE OIL PURCHASE AGREEMENT
                           SUNOCO REFERENCE NO. 502685


          This agreement, made and entered into as of October 1, 2000, and between "Buyer" and "Seller" as follows:

Buyer:                                Seller:
------                                -------

Sunoco, Inc. (R&M)                    Coho Oil & Gas, Inc.
("SUNOCO")                            14785 Preston Road, Ste. 860
P0 Box 2039                           Dallas, TX 75240
Tulsa, OK 74102

                                   WITNESSETH:

         WHEREAS, Seller owns or is authorized to sell all of the volumes of crude oil and condensate produced from the properties described in Exhibit "A" attached hereto; and

         WHEREAS, Buyer desires to purchase and receive said crude oil and condensate and Seller desires to sell and deliver said crude oil and condensate in accordance with the terms of this agreement;

         1. Sale and Purchase. Subject to the provisions hereof, Seller shall sell to Buyer and Buyer shall purchase from Seller all of the crude oil and condensate produced from the properties described in Exhibit "A" attached hereto. Seller hereby commits and dedicates to the performance of this agreement all of the crude oil and condensate produced from the lease(s) included on Exhibit "A" attached hereto. The parties hereto, by mutual consent, may amend this agreement at any time to include additional properties to Exhibit "A".

          2. Term. This agreement shall remain in effect for an initial term of one (1) year commencing on October 1, 2000, and from month to month thereafter, unless and until terminated by either party upon written notice thereof given thirty (30) days in advance of the end of the primary term of this agreement or any extension thereof.

          3. Delivery Point. Delivery shall take place and title shall pass from the Seller to the Buyer when the crude oil passes the outlet flange of the Seller's lease facility to the receiving equipment of Buyer or Buyer's designated agent.

         4. Warranty of Title and Authority to Sell. Seller hereby warrants and guarantees that the title to the portion of the crude oil sold and delivered hereunder which is owned by Seller is free and clear of all liens and encumbrances and warrants that as to the remaining portion of the crude oil sold and delivered hereunder Seller has the right and authority to sell and deliver said crude oil for the benefit of the true owners thereof. Seller further warrants that the crude oil has been produced, handled, and transported to the delivery point hereunder, in accordance with the laws, rules and regulations of all governmental authorities having jurisdiction thereof. Seller shall indemnify and hold Buyer harmless from and against any and all cost, damage and expense suffered and incurred by reason of any failure of the title so warranted or any inaccuracy in the representation of Seller's right and authority to sell said crude oil made herein.

          5. Price. For those leases listed on the attached Exhibit "A" and any additions thereto, the U.S. dollar price per barrel for each delivery month shall be:

          The simple average of daily settling price of the near month NYMEX light sweet crude oil contract during the calendar month of delivery minus (-) fifty cents ($0.50) per barrel.


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Coho Oil & Gas, Inc. - Copa#502685
October 31, 2000
Page 2


          e.g. for Oct, 2000 deliveries, the average of NYMEX settling prices for November Light Sweet crude contract from Oct 1, 2000 through Oct 22, 2000, and December Light Sweet crude contracts from Oct 21, 2000, through Oct 31, 2000, shall apply.

          This simple average shall be calculated to allow the averaging of settling prices only, as determined by the NYMEX. Saturdays, Sundays, and holidays are not included in the calculation therefore only NYMEX trading days will be averaged in the above calculation.

For pricing purposes, the oil delivered during any given calendar month hereunder shall be deemed to have been delivered in equal daily quantities for each day of the given month.

Buyer and Seller agree that for the term of this agreement and any extensions thereof, Seller shall not incur gravity penalties.

         6. Manner of Payment. Subject to verification of deliveries, payment for crude oil sold and delivered Shall be made by check on or about twenty-third
(23rd) day of the month following the month of delivery. Payment shall be made to the Seller utilizing Buyer's Division Order excluding taxes.

          7. Taxes. Buyer is hereby authorized to withhold from the proceeds allocable to the sale and delivery of crude oil hereunder the amount of severance taxes levied by Indian Tribes, State and Federal Agencies.

          8. Prevailing Document. In the event of any conflict between the provisions of this agreement and the provisions of any applicable division order executed in accordance with the terms hereof, the provisions of this agreement shall control.

          9. Quality Requirements. If the crude oil shall not meet Sunoco's Oklahoma Sweet requirements at the delivering point, then Buyer shall have the right to terminate this Crude Oil Purchase Agreement by giving thirty (30) days written notice.

          10. General Provisions. The General Provisions attached to this agreement are made a part of this agreement.


                        ALL SIGNATURES MUST BE WITNESSED

COHO OIL & GAS, INC.                        SUNOCO, INC. (R&M)

Witness                                     By  /s/ KAREN S. COOK
                                               --------------------------------
 /s/ ELAINE SMITH                                        Karen S. Cook
------------------------------------        Title  Sr. Crude Oil Representative
                                                  -----------------------------

                                            SELLER

Witness:                                    By  /s/ GARY L. PITTMAN
                                               --------------------------------
 /s/ IRENE REYES
------------------------------------        Title   CFO
                                                  -----------------------------
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                               SUNOCO, INC. (R&M)
                             COPA GENERAL PROVISIONS


1. Existing Laws. This Agreement will be governed by existing laws of the State of Oklahoma.

2. Force Majeure. Neither party shall be liable to the other for failure or delay in making or accepting deliveries hereunder to the extent that such failure or delay may be due to compliance with acts, orders, regulations or requests of any federal, state or local civilian or military authority or as a result of insurrections, wars, rebellion, riots, strikes, labor difficulties, action of the elements, disruption or breakdown of production or transportation facilities, or any other cause, whether or not of the same class or kind, reasonably beyond the control of such party.

3. Quality and Measurement. Seller warrants that all crude oil purchased hereunder shall be of merchantable quality (that is, unaltered and uncontaminated by any foreign substances or chemicals not normally associated with oil) and suitability shall be determined within the Buyer's exclusive, good faith opinion. Quantities of oil delivered hereunder shall be determined by a method of measurement generally accepted within the industry including, but not limited to, the use of automatic measuring equipment, tank gauges on l00% tank table basis, and certified truck gauges and meters. Meters shall be proven in accordance with the latest American Petroleum Institute standards. Volume shall be measured in barrels of forty-two (42) U.S. Gallons as adjusted for temperature to 60 degrees Fahrenheit, less deductions for basic sediment and water and other impurities determined according to applicable API practices. Oil containing basic sediment and water in excess of the quantity permitted by the carrier's tariff shall be treated by Seller to render it merchantable. Tests for quality shall be made at regular intervals by Buyer or Buyer's Agent in accordance with recognized procedures. Each party shall have the right to have a representative present to witness all tests and measurements but in the absence of either party's representative, the results of the tests and measurements performed by the Buyer shall be deemed to be conclusive.

4. Waiver. Failure by either party to object to any failure of performance by the other party of any provision of this Agreement shall not constitute a waiver of, or estoppel against, the right of such party to require such performance by the other. Nor shall any such failure to object constitute a waiver or estoppel with respect to any succeeding failure of performance.

5. Assignment. This Agreement shall not be assignable by either party without the prior written consent of the other. Any attempted assignment without such consent shall be void.

6. Compliance with Laws. Each party agrees that the performance of this contract shall comply with all applicable state, federal and local laws. Each party shall supply evidence of compliance, if required.

7. Security. If, in the reasonable opinion of either party, the financial responsibility of the other party is or becomes impaired or unsatisfactory, or if the other party fails to make any payment or delivery when required, the requesting party may require satisfactory security to secure performance or payment or both, whether by way of stand-by or documentary letter of credit, guaranty, advance payment, or otherwise. Failure to provide the required security shall constitute a material breach of the Agreement entitling the requesting party to cancel or suspend its delivery obligation and to offset any payments or deliveries due the other party under this Agreement or other Agreements between the two parties.

8. Damages. The parties agree that in the event of a material breach of the Agreement resulting from a repudiation of an obligation or a failure to deliver or receive all or a material portion of the required quantities, the non-breaching party shall be entitled to recover contract damages, administrative costs for any cover or resale and any other costs including but not limited to court costs and reasonable legal fees incurred in recovering such damages.